Exhibit 5.2

[Letterhead of Baker & McKenzie LLP]

March 16, 2012

Rowan Companies Limited

Rowan House Peterseat Drive

Altens Industrial Estate

Aberdeen, AB12 3HT

Scotland

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Rowan Companies Limited, a private limited company incorporated under English law (the “Company”), in connection with the preparation of the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-160579) (the “Registration Statement Amendment”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”) under Rule 413(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), to register additional securities under the Registration Statement. The Registration Statement Amendment relates to the issuance and sale from time to time, pursuant to Rule 415 promulgated under the Securities Act, of guarantees of debt securities and other securities (the “Guarantees”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the current articles of association of the Company (the “Articles”), (ii) resolutions adopted by the board of directors of the Company, (iii) the forms of each of the indentures included as exhibits to the Registration Statement, (iv) the form of Registration Statement Amendment relating to the Guarantees, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement Amendment, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Guarantees, (viii) all Guarantees will be issued and sold in compliance with applicable U.K. and U.S. federal and state securities laws and in the manner stated in the Registration Statement Amendment and the applicable prospectus supplement and (ix) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Guarantees will be duly authorized and validly executed and delivered by the Company and the other parties thereto.

We have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of England) in connection with the transactions contemplated by, and the performance of its obligations with respect to, the issuance of the Guarantees. In addition, we have assumed that the terms of the Guarantees will have been established so as not to, and that the execution and delivery by the Company of, and the performance of their respective obligations under, the Guarantees will not, violate, conflict with or constitute a default under (i) the Articles or any agreement or other instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) prior to the issuance of any Guarantees, the board of directors or a duly authorized committee thereof will have adopted resolutions setting forth, among other things, the offering price or formula pursuant to which such offering price may be determined with respect to such Guarantees and each executed document evidencing Guarantees, will be duly authorized, executed and delivered by the Company under English law, (ii) the choice of New York law in the Guarantees is legal and valid under the laws of any other applicable jurisdictions, (iii) the execution and delivery by the Company of each executed document evidencing Guarantees and the performance by the Company of its obligations thereunder will not violate or conflict with English law, and (iv) the Company will have otherwise complied with all aspects of English law in connection with the issuance of the Guarantees as contemplated by the Registration Statement Amendment.

Based on the foregoing, we are of the opinion that, with respect to any Guarantees to be offered pursuant to the Registration Statement Amendment (the “Offered Guarantees”), when (i) the terms of the Offered Guarantees and of their issuance and sale have been duly established, (ii) the Offered Guarantees have been offered and sold in accordance with the applicable indenture or supplemental indenture, the Registration Statement Amendment, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the applicable indenture or supplemental indenture has been duly executed and delivered by each party thereto and the Offered Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable indenture or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Guarantees will be binding obligations of the Company.

The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or Guarantees may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (ii) with respect to any Guarantees denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Guarantees be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the indentures, supplemental indentures or documents evidencing Guarantees that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the laws of the State of New York and the federal laws of United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement Amendment and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction. The Offered Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement Amendment and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement Amendment. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP

3